UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

Washington Federal, Inc.

(Exact name of registrant as specified in its charter)

Washington	0-25454	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Pike Street, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 624-7930

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting on December 17, 2007, the Board of Directors of Washington Federal, Inc. (the “Company”) adopted an amendment to Article III of its Bylaws, effective immediately, to provide for the issuance of uncertificated shares of the Company’s common stock. Previously, Article III only encompassed shares of stock represented by a certificate. The amendments to the Bylaws enable the Company to issue and transfer non-certificated shares in order to be eligible to participate in the Direct Registration System currently administered by The Depository Trust Company, as required by The NASDAQ Stock Market for all listed companies.

The Company’s Bylaws as amended and restated are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01	Other Events.

On December 17, 2007, Washington Federal Savings, the wholly owned subsidiary of Washington Federal, Inc. (“Washington Federal”), consented to the issuance of an order (the “Order”) by the Office of Thrift Supervision (“OTS”), its primary regulator, requiring Washington Federal Savings to enhance its compliance with the Bank Secrecy Act (“BSA”) and Flood Disaster Protection Act (“Flood”) and to strengthen and improve its programs and controls for compliance with these Acts and related laws and regulations. The Order does not impose any fines or restrictions on Washington Federal Savings’ current business activities. Washington Federal Savings has begun implementing various policies and programs that address many of the requirements of the Order, such as increasing oversight, supervision, training and staffing with respect to BSA and Flood compliance; improving its practices and procedures to monitor and report transactions; and providing for additional auditing and independent testing of its operations to ensure adherence to BSA and Flood standards.

In connection with the previously announced proposed acquisition of First Mutual Bancshares, Inc. (“First Mutual”) by Washington Federal, Washington Federal filed an application (the “Application”) with the OTS, for approval of such acquisition. The OTS informed Washington Federal on November 21, 2007 that the OTS had deferred processing of the Application in order to permit the OTS to assess the impact on the Application of the findings from the OTS’ examination of Washington Federal Savings. Although no assurance can be given, Washington Federal Savings believes that its consent to the issuance of the Order will permit the OTS to move forward in its processing of the Application. Washington Federal currently anticipates that the acquisition of First Mutual will be consummated in the first calendar quarter of 2008; however, no assurances can be given as to when or whether the OTS will approve the Application.

Additional Information About the Washington Federal – First Mutual Transaction

First Mutual stockholders are urged to read the proxy statement/prospectus regarding the proposed merger of Washington Federal and First Mutual, which was first mailed to First Mutual stockholders on or about September 10, 2007, because it contains important information. They may obtain a free copy of the proxy statement/prospectus and other related documents filed by Washington Federal and First Mutual with the Securities and Exchange Commission (“SEC”) at the SEC’s Web site at www.sec.gov. The proxy statement/prospectus and the other documents also may be obtained for free by accessing Washington Federal’s Web site at www.washingtonfederal.com or by accessing First Mutual’s Web site at www.firstmutual.com.

Forward-looking Statements

Statements contained herein that are not historical facts should be considered forward-looking statements with respect to Washington Federal or First Mutual. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, loan demand, changes in business or consumer spending, borrowing or savings habits, deposit growth, adequacy of the reserve for loan losses, competition, stock price volatility, government monetary policy, anticipated expense levels, changes in laws and regulations, the level of success of the company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, matters related to the proposed transaction between Washington Federal and First Mutual (including, among others, risks related to integration issues and cost and revenue synergies) and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Washington Federal undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Washington Federal, Inc. Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2007	WASHINGTON FEDERAL, INC.

	By:	/s/ BRENT J. BEARDALL
Brent J. Beardall
Executive Vice President and Chief Financial Officer

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